Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Lyndi McMillan, Lyndi.McMillan@Navistar.com, 331-332-3181
Analyst contact:	Jonathan Peisner, Jon.Peisner@Navistar.com, 331-332-5699
Web site:	www.Navistar.com/newsroom

NAVISTAR TO PRESENT AT JEFFERIES 2016 INDUSTRIALS CONFERENCE

LISLE, Ill. — August 4, 2016 — Navistar International Corporation (NYSE: NAV) today announced that Walter Borst, Executive Vice President and Chief Financial Officer, will discuss business matters related to the Company during the Jefferies 2016 Industrial Conference in New York on Thursday, August 11th, which is scheduled to begin at 1:40 pm Eastern.

The live webcast can be accessed through the investor relations page of the company’s website at http://www.navistar.com/navistar/investors/webcasts. Investors are advised to log on to the website at least 15 minutes prior to the start of the webcast to allow sufficient time for downloading any necessary software. The webcast will be available for replay at the same address approximately three hours following its conclusion, and will remain available for a limited time.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus™ brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

# # #